Exhibit 1.1

XUNLEI LIMITED

7,600,000 American Depositary Shares

Representing 22,800,000 Common Shares

Underwriting Agreement

            , 2011

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York  10179

Deutsche Bank Securities Inc.

60 Wall Street

New York, N.Y. 10005

As Representatives of the Several Underwriters

Ladies and Gentlemen:

Xunlei Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 6,675,000 American Depositary Shares (“ADSs”), representing 20,025,000 Class A common shares, par value US$0.00025 per share, of the Company (the “Common Shares”), and certain shareholders of the Company named in Schedule 2 hereto (the “Selling Shareholders”) propose to sell to the several Underwriters an aggregate of 925,000 ADSs, representing 2,775,000 Common Shares (collectively, the “Underwritten ADSs”).  In addition, the Company proposes to issue and sell, at the option of the Underwriters, up to an additional 1,140,000 ADSs, representing 3,420,000 additional Common Shares (the “Option ADSs”).  The Underwritten ADSs and the Option ADSs are herein referred to as the “Offered ADSs”.  The Common Shares represented by the Underwritten ADSs are herein referred to as the “Underwritten Shares,” the Common Shares represented by the Option ADSs are herein referred to as the “Option Shares” and the Underwritten Shares and the Option Shares are herein referred to as the “Shares.”

The Company hereby acknowledges that, as part of the proposed offering of the Offered ADSs, it has requested Piper Jaffray & Co., and Piper Jaffray & Co. has agreed, to administer a directed share program (the “Directed Share Program”) under which up to 380,000 ADSs, or approximately 5% of the ADSs to be purchased by the Underwriters (the “Reserved ADSs”), shall be reserved for purchase at the initial public offering price by the Company’s directors, officers, employees, consultants, associates and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the

Offered ADSs by the Underwriters, subject to the terms of this Underwriting Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations.  The number of ADSs available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved ADSs.  The Underwriters may offer any Reserved ADSs not purchased by Directed Share Participants to the general public on the same basis as the other Offered ADSs being sold hereunder.  The Company has supplied Piper Jaffray & Co. with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program.  It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

The Offered ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (defined below), among the Company, Citibank, N.A., as depositary (the “Depositary”), and owners and beneficial owners from time to time of the ADSs.  Each Offered ADS will initially represent the right to receive three Common Shares deposited pursuant to the Deposit Agreement.

The Company and the Selling Shareholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Offered ADSs, as follows:

1.                                       Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-174782), including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered ADSs.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated July 1, 2011 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means [            ] [A/P].M., New York City time, on             , 2011.

2.                                       Purchase of the Offered ADSs by the Underwriters.  (a) The Company agrees to issue and sell, and each of the Selling Shareholders agrees, severally and not jointly, to sell, the Underwritten ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per ADS (the “Purchase Price”) of $               from the Company the respective number of Underwritten ADSs set forth opposite such Underwriter’s name in Schedule 1 hereto and from each of the Selling Shareholders the number of Underwritten ADSs (to be adjusted by you so as to eliminate fractional ADSs) determined by multiplying the aggregate number of Underwritten ADSs to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten ADSs to be purchased by all the Underwriters from the Company hereunder.

In addition, the Company agrees to issue and sell, and each of the Selling Shareholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell, the Option ADSs to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each of the Company and each Selling Shareholder the Option ADSs at the Purchase Price less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Underwritten ADSs but not payable on the Option ADSs.  If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Company and the Selling Shareholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representatives in their sole discretion shall make.  Any such election to purchase Option ADSs shall be made in proportion to the maximum number of Option ADSs to be sold by the Company and by each Selling Shareholder as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option ADSs at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Attorney-in-Fact (as defined below).  Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and the Option ADSs paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)                                 The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the Offered ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered

ADSs on the terms set forth in the Prospectus.  The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell Offered ADSs to or through any affiliate of an Underwriter.

(c)                                  Payment for the Offered ADSs shall be made by wire transfer in immediately available funds to the accounts specified by the Company and the Attorney-in-Fact (with respect to payment to the Selling Shareholders) to the Representatives, in the case of the Underwritten Shares, at the offices of Davis Polk and Wardwell, 18th Floor, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong (the “Closing Location”) at 9:00 A.M., New York City time, on [                  ], 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Attorney-in-Fact may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option ADSs.  The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date,” and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Offered ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Offered ADSs to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Offered ADSs duly paid by the Company and the Selling Shareholders, as applicable.  Delivery of the Offered ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d)                                 Each of the Company and each Selling Shareholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of the Offered ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Shareholders or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Shareholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter and the Selling Shareholders that:

(a)                                  Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(b)                                 Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(c)                                  Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered ADSs (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus as set forth in Annex B complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(d)                                 Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered ADSs has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(e)                                  Form F-6. A registration statement on Form F-6 (File No. 333-175325), and any amendments thereto, in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective complied, and any further amendments thereto will comply, in all material respects with the Securities Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(f)                                    Form 8-A. A registration statement on Form 8-A (File No. 001-35224), and any amendments thereto, in respect of the registration of the Offered ADSs under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the

Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective complied, and any further amendments thereto will comply, in all material respects with the Exchange Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(g)                                 Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated Group Entities (as defined below) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated Group Entities (as defined below) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated Group Entities (as defined below) and presents fairly the information shown thereby; the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required.

(h)                                 No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of Common Shares upon the conversion of the Series A preferred shares, Series A-1 preferred shares, Series B preferred shares and Series C preferred shares described as outstanding in, and the grant of options and awards under the Company’s existing equity incentive plan described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of the Group Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Group Entities taken as a whole; (ii) neither the Company nor any of the Group Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the Group Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Group Entities taken as a whole; and (iii) neither the Company nor any of the Group Entities has sustained any loss or interference with its business that is material to the Company and the Group Entities taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(i)                                     Organization and Good Standing.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary and the variable interest entities of the Company as listed in Exhibit 21.1 to the Registration Statement (each, a “Group Entity,”  and collectively, the “Group Entities”). The Company and each of the Group Entities have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Group Entities taken as a whole or on the performance by the Company or the Group Entities under the Transaction Documents (as defined below) (a “Material Adverse Effect”).  The constitutive documents of the Company and each of the Group Entities comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(j)                                     Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of the Company (including the Shares represented by the ADSs to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as disclosed in or expressly contemplated by the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of the Group Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares or other equity interest in the Company or any such Group Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the shares of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares or other equity interests of each Group Entity owned, directly or indirectly, by the Company or their respective shareholders, as the case may be, have been duly and validly authorized and issued, are fully paid (except for any non-payment that would not, individually or in the aggregate, have a Material Adverse Effect) and non-assessable and are owned, directly or indirectly, by the Company or such shareholders, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)                                  Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the Group Entities (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (iii) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company.

(l)                                     Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m)                               Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)                                 Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Upon due execution and delivery by the Depositary of  the Offered ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(o)                                 Depositary Side Letter.  The Company has entered into a side letter agreement (the “Depositary Side Letter”) with the Depositary, instructing the Depositary not to accept any shareholder’s deposit of any Common Shares into ADSs of the Company or issue any new ADSs to any shareholder or any third party, subject to the exceptions stated in the Depositary Side Letter, for a period of 180 days after the date of the Prospectus.

(p)                                 The Shares.  The Shares to be issued and represented by the Offered ADSs to be sold by the Company hereunder have been duly authorized by the Company and, when issued paid for as provided herein and when appropriate entries have been made in the register of members of the Company, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any pre-emptive or similar rights.  The Shares may be freely deposited by the Company and the Selling Shareholders with the Depositary against issuance of the Offered ADSs; the Offered ADSs to be sold by the Company and the Selling Shareholders, when issued and delivered against payment thereof, will be freely transferable by the Company and the Selling Shareholders to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered ADSs under the laws of the Cayman Islands, the People’s Republic of China, which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region (the “PRC”) or the United States except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus under “Description of share capital,” “Description of American depositary shares” and “Shares eligible for future sale.”

(q)                                 Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)                                    No Violation or Default.   Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities is (i) in violation of its memorandum and articles of association, charter, by-laws, business license or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Group Entities is a party or by which the Company or any of the Group Entities is bound or to which any of the property or assets of the Company or any of the Group Entities is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                  No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares and sale of the Offered ADSs by the Company, the deposit of the Shares with the Depositary against issuance of the Offered ADSs and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Group Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Group Entities is a party or by which the Company or any of the Group Entities is bound or to which any of the property or assets of the Company or any of the Group Entities is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws, business license or similar organizational documents of the Company or any of the Group Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares and sale of the Offered ADSs, the deposit of the Shares with the Depositary against issuance of the Offered ADSs or the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Shares and the ADSs under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the ADSs by the Underwriters.

(u)                                 Legal Proceedings.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of the Group Entities is or may be a party or to which any property of the Company or any of the Group Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of the Group Entities, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Business — Legal Proceedings” are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

(v)                                 Independent Accountants.  PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PricewaterhouseCoopers”), who have certified certain financial statements of the Company and the Group Entities, is an independent registered public accounting firm with respect to the Company and the Group Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w)                               Title to Real and Personal Property. The Company and the Group Entities have good and marketable title (or valid land use rights and building ownership certificates in the case of real property located in the PRC) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and the Group Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Group Entities or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x)                                   Intellectual Property.  The Company and the Group Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, technology, know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others; and (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company or the Group Entities in or to any such Intellectual Property, and the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge to the rights in such Intellectual Property; (iii) none of the Intellectual Property owned by or licensed to the Company or the Group Entities has been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge to the validity or scope of such Intellectual Property; (iv) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or the Group Entities infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any facts which it believes would form a reasonable basis for a successful claim of such infringement, misappropriation or violation; (v) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of its employees are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Group Entities, or actions undertaken by the employee while employed with the Company or the Group Entities; and (vi) neither the Company nor any of the Group Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (vii) the Company and the Group Entities are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property; (viii) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the services of the Company and its Group Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions; and (ix) neither the Company nor any of the Group Entities offer services with the object of promoting the use of such services to infringe copyright.

(y)                                 No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of the Group Entities, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Group Entities, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(z)                                   Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof received by the Company as described in the Registration Statement,  the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(aa)                            Taxes.  The Company and the Group Entities have paid all domestic and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for those tax returns the absence of which would not have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Group Entities or any of their respective properties or assets that has had or would reasonably be expected to have a Material Adverse Effect.

(bb)                          Licenses and Permits.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and the Group Entities possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; the Company and the Group Entities are in compliance with the terms and conditions of all such licenses, certificates, permits and other authorizations in all material respects; all such licenses, certificates, permits and other authorizations are valid and in full force and effect; and neither the Company nor any of the Group Entities has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(cc)                            No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of the Group Entities exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or the Group Entities’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(dd)                          No Undisclosed Benefits.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has no material obligation to provide health, retirement, death or disability benefits to any of the present or past employees of the Company or any of the Group Entities, or to any other person.  The Company and the Group Entities are in material compliance with all applicable laws relating to employee benefits.

(ee)                            Compliance with and Liability under Environmental Laws.  Neither the Company nor any of the Group Entities is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws; and neither the Company nor any of the Group Entities is aware of any pending investigation which might lead to such a claim.

(ff)                                Disclosure Controls.   The Company has passed a board resolution and a set of disclosure controls and procedures in order to effect, from the date of the Public Offering, “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) in the Company and the Group Entities that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(gg)                          Accounting Controls.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and the Group Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh)                          Insurance.  The Company and the Group Entities have insurance covering their respective properties, which insurance is in amounts and insures against such losses and risks in amounts and of the type as the Company reasonably believes are prudent and customary in the business in which the Company and the Group Entities are engaged; and neither the Company nor any of the Group Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii)                                  No Unlawful Payments.  None of the Company, any of the Group Entities and, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Group Entities has (i) used or authorized any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or authorized any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other anti-bribery law in the jurisdictions in which the Company and the Group Entities conduct their businesses; or (iv) made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj)                                  Compliance with Money Laundering Laws.  The operations of the Company and the Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Group Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)                            Compliance with OFAC.  None of the Company, any of the Group Entities nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Group Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering contemplated hereunder, or lend, contribute or otherwise make available such proceeds to any Group Entity, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.  Neither the execution of this Agreement nor the performance of any transactions contemplated herein would cause the Company or any of the Group Entities to violate any U.S. sanctions administered by OFAC applicable to such person.

(ll)                                  No Restrictions on Subsidiaries.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument or laws to which it is a party or is subject to, from paying any dividends to its parent company, from making any other distribution on such subsidiary’s equity interest, from repaying to its parent company any loans or advances to such subsidiary from the Company or its parent company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company; except as disclosed in the Registration Statement, the Pricing Disclosure Pack age and the Prospectus, all dividends and other distributions declared and payable on the share capital or equity interest of each of the Group Entities may, under the current laws and regulations of the jurisdiction of incorporation of the Group Entity, be paid to the parent company of the Group Entity in U.S. dollars or any other currency that may be converted into foreign currency, which may be freely transferred out of the jurisdiction of incorporation of the Group Entity, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the jurisdiction of incorporation of the Group Entity and are otherwise free and clear of any other tax, withholding or deduction in the jurisdiction of incorporation of the Group Entity and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of a governmental agency having jurisdiction over the Company or any of the Group Entities or any of their properties or any stock exchange authorities.

(mm)                      No Broker’s Fees.  Neither the Company nor any of the Group Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Group Entities or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered ADSs and the Shares represented thereby.

(nn)                          No Registration Rights.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of the Group Entities to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance of the Shares and the sale of the Offered ADSs by the Company or, to the knowledge of the Company, the sale of the Offered ADSs to be sold by the Selling Shareholders hereunder.

(oo)                          No Stabilization.  Neither the Company nor any of the Group Entities has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs.

(pp)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)                          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Company has obtained the written consents to the use of such data from such sources to the extent required.

(rr)                                Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company and all of its directors and officers, in their capacities as such, have been, are and will be in compliance with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)                            Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(tt)                                Dividends. All dividends and other distributions declared and payable on the Shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary in U.S. dollars or any other currency that may be converted into foreign currency, which may be freely transferred out of the Cayman Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of a governmental agency having jurisdiction over the Company or any of the Group Entities or any of their properties or any stock exchange authorities.

(uu)                          Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC or the Cayman Islands, or any political subdivision or taxing authority thereof or therein in connection with (i) the deposit with the Depositary of Shares by the Company and the Selling Shareholders against the issuance of Offered ADSs, (ii) the sale and delivery by the Company and the Selling Shareholders of the Offered ADSs to or for the respective accounts of the several Underwriters or (iii) the sale and delivery outside the PRC or the Cayman Islands by the several Underwriters of the Offered ADSs to the initial purchasers thereof in the manner contemplated by this Agreement.

(vv)                          No Sale, Issuance or Distribution of Shares.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ww)                      Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(xx)                              Transaction Agreements under Cayman Law. Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the normal course of proceedings) or that any stamp or similar tax (other than nominal stamp duty if this Agreement and the Deposit Agreement are executed in or brought into the Cayman Islands) in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(yy)                          PFIC. The Company does not expect to be a passive foreign investment company (“PFIC”) as defined under Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) for the current taxable year or for the foreseeable future.

(zz)                              Critical Accounting Policies.  The section entitled “Management’s discussion and analysis of financial condition and results of operations - Critical accounting policies” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, truly, accurately and completely describes the following: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure.

(aaa)                      Liquidity and Capital Resources.  The section entitled “Management’s discussion and analysis of financial condition and results of operations - Liquidity and capital resources” in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fully describes: (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur.  The section entitled “Management’s discussion and analysis of financial condition and results of operations - Off-balance sheet commitments and arrangements” in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fully describes in all material respects all off-balance sheet transactions, arrangements and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or the Group Entities, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or the Group Entities or the availability thereof or the requirements of the Company or the Group Entities for capital resources.  As used herein in this subsection the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(bbb)                   No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the PRC or the Cayman Islands or any authority thereof or therein, nor are any taxes imposed in the PRC or the Cayman Islands on, or by virtue of the execution or delivery of, such documents.

(ccc)                      Choice of Law.  The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC, subject to the conditions and restrictions described under the caption “Enforceability of civil liabilities” in the Registration Statement, General Disclosure Package and Final Prospectus.  The Company has the power to submit, and pursuant to Section 17(a) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement, the General Disclosure Package, the Final Prospectus, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided hereof or in the Deposit Agreement.

Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents and any instruments or agreements entered into for the consummation of the transactions contemplated therein (A) would be declared enforceable against the Company without reexamination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty (other than stamp duty of approximately US$2.44 for each of the relevant Transaction Documents brought into the Cayman Islands for the purposes of enforcement) by the courts of the Cayman Islands, provided that such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is not in respect of taxes, a fine or a penalty and (4) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (B) may be recognized and enforced by the courts of the PRC subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, General Disclosure Package and Final Prospectus.  The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.

(ddd)                   Corporate Structure and Related Party Transactions.  The descriptions of the events and transactions set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Corporate history and structure” and “Related party transactions” are true, accurate, and complete in all material respects.

(eee)                      Merger or Consolidations.  Neither the Company nor any of the Group Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(fff)                            Directed Share Program.  (i) The Registration Statement, the Pricing Disclosure Package and the Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program; (ii) no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those heretofore obtained, is required in connection with the offering of the Reserved ADSs in any jurisdiction where the Reserved ADSs are being offered; and (iii) the Company has not offered, or caused the Underwriters to offer, any offered Reserved ADSs to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (B) a trade journalist or publication to write or publish favorable information about the Company or its products or services.

(ggg)                   Termination of Contracts.  Neither the Company nor any of the Group Entities has sent or received any communication regarding early termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement to the extent that such contracts and agreements are of the kind that is typically renewable, and no such termination or non-renewal has been threatened by the Company or any of the Group Entities or by any other party to any such contract or agreement.

(hhh)                   Personal Liability of Shareholders and ADS holders. No holder of any of the Shares or the Offered ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company or the Group Entities by virtue only of its holding of any such Shares or Offered ADSs; and, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material limitations on the rights of holders of the Shares or the Offered ADSs who are not PRC residents to hold, vote or transfer their securities.

(iii)                               Compliance with PRC Regulations. Each of the Company and the Group Entities that was incorporated outside of the PRC has complied with, and has taken steps to ensure compliance by each of its shareholders, option holders, directors, officers, employees and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee and Directed Share Participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(jjj)                               PRC Mergers and Acquisitions Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and effective as of September 8, 2006, as amended on June 22, 2009, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The issuance and sale of the Shares and the Offered ADSs, the listing and trading of the Offered ADSs on the NASDAQ or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or at the Closing Date or the Additional Closing Date, as the case may be, materially and adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules (collectively, the “PRC Mergers and Acquisitions Rules and Related Clarifications”).

(kkk)       Compliance with Tax Exemption Laws and Regulations. Each of the Group Entities operating in the PRC is in compliance in all material respects with all requirements under all applicable PRC laws and regulations to qualify for their income tax benefits (the “Tax Benefits”) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the actual operations and business activities of the Group Entities are sufficient to meet the qualifications for their Tax Benefits. No submissions made to any PRC government authority in connection with obtaining its Tax Benefits contained any misstatement or omission that would have affected the granting of its Tax Benefits. The Group Entities in the PRC have not received notice of any deficiency in their respective applications for their Tax Benefits, and the Company is not aware of any reason why the Group Entities in the PRC might not qualify for, or be in compliance with the requirements for, their Tax Benefits.

(lll)          Affiliation.  To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date of the Registration Statement was initially filed with the Commission.

(mmm)    Action against the Company.  Under the laws of the Cayman Islands, no holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, except under the terms of the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.

(nnn)      The issuance and sale of 5,728,264 Series C Preferred Shares by the Company to RW Investments LLC and CRP Holdings Limited (collectively, the “Series C Investors”) pursuant to a Series C Preferred Share Subscription Agreement dated as of April 14, 2011 (the “Series C Private Placement Agreement” and the transaction contemplated thereunder is referred to as the “Series C Private Placement”) was, assuming the truth and accuracy of the representations and warranties of the Series C Investors under the Private Placement Agreement, conducted in accordance with Regulation S under the Act or pursuant to an exemption from registration under the Act, and all requirements of Regulation S or of such exemption were duly complied with by the Company and the Series C Investors.

(ooo)      Assuming the truth and accuracy of the representations and warranties of the Series C Investors under the Series C Private Placement Agreement, the Series C Private Placement will not be integrated with the offering of ADSs hereunder pursuant to applicable rules and regulations issued under the Act.

(ppp)      The issuance and sale of                    Class A Common Shares by the Company to Sohu.Com Limited (“Sohu”) pursuant to a Subscription Agreement dated as of June 30, 2011 (the “Concurrent Private Placement Agreement” and the transaction contemplated thereunder is referred to as the “Concurrent Private Placement”) was, assuming the truth and accuracy of the representations and warranties of Sohu under the Private Placement Agreement, conducted in accordance with Regulation S under the Act, and all requirements of Regulation S were duly complied with by the Company and Sohu.

(qqq)      Assuming the truth and accuracy of the representations and warranties of Sohu under the Concurrent Private Placement Agreement, the Concurrent Private Placement will not be integrated with the offering of ADSs hereunder pursuant to applicable rules and regulations issued under the Act.

4.             Representations and Warranties of the Principal Shareholder[s].  [Each of Mr. Sean Shenglong Zou and Mr. Hao Cheng (the “Principal Shareholder[s]”), severally but not jointly, represents and warrants to each Underwriter that:

(a)           Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact neces sary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Principal Shareholder[s] make[s] no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(b)           Registration Statement and Prospectus.  As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Principal Shareholder[s] make[s] no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.]

5.             Representations and Warranties of the Selling Shareholders.  Each of the Selling Shareholders severally and not jointly represents and warrants to each Underwriter that:

(a)           Organization and Good Standing. Such Selling Shareholder, if an entity, has been duly organized and is validly existing in good standing in its jurisdiction of organization.

(b)           Required Consents; Authority.  All consents, approvals, authorizations and orders necessary for the execution and delivery by or on behalf of such Selling Shareholder of this Agreement and the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Offered ADSs to be sold by such Selling Shareholder hereunder, and for the deposit of the Shares being deposited by or on behalf of such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered at the Closing Date and any Additional Closing Date have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Offered ADSs to be sold by such Selling Shareholder hereunder and to deposit the Shares being deposited by or on behalf of such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered at the Closing Date and any Additional Closing Date; this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Shareholder.

(c)           No Conflicts.  The execution, delivery and performance by or on behalf of such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement, the sale of the Offered ADSs to be sold by such Selling Shareholder, the deposit of the Shares by or on behalf of such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered by or on behalf of such Selling Shareholder at the Closing Date and any Additional Closing Date and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of such Selling Shareholder if such Selling Shareholder is an entity, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) and (iii) above, as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder and under the Power of Attorney and Custody Agreement.

(d)           Title to Shares.  Such Selling Shareholder has good and valid title to the Shares represented by the Offered ADSs to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares represented by the Offered ADSs to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the Offered ADSs representing such Shares and payment therefor pursuant hereto, good and valid title to such Offered ADSs, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(e)           No Stabilization.  Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(f)            Pricing Disclosure Package. Google Inc. (“Google”) represents and warrants to each Underwriter that the Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this paragraph shall apply only to information in the Pricing Disclosure Package relating to Google, which includes (i) the name and address of Google, (ii) the numbers of Shares beneficially owned and Shares underlying the ADSs proposed to be sold by Google and (iii) information in the section entitled “Principal and Selling Shareholders” (the “Google Pricing Disclosure Package Information”); provided further that Google makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

Ceyuan Ventures I, L.P. and Ceyuan Ventures Advisors Fund, LLC (together, “Ceyuan”) represent and warrant to each Underwriter that to the knowledge of Ceyuan after due inquiry, the Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Ceyuan makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(g)           Issuer Free Writing Prospectus.  Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Shares or ADSs by means of any “prospectus” (within the meaning of the Securities Act), or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares and Offered ADSs, in each case other than the then most recent Preliminary Prospectus.

(h)           Registration Statement and Prospectus.  Google represents and warrants to each Underwriter that as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this paragraph shall apply only to information in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, relating to Google, which includes (i) the name and address of Google, (ii) the numbers of Shares beneficially owned and Shares underlying the ADSs proposed to be sold by Google and (iii) information in the section entitled “Principal and Selling Shareholders” (collectively with the Google Pricing Disclosure Package Information, the “Google Information”); provided further that Google makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

Ceyuan represents and warrants to each Underwriter that as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that

Ceyuan makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) hereof.

(i)            Material Information.  As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the Offered ADSs by such Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus. For the avoidance of doubt, such information shall not include any internal report or analysis prepared by such Selling Shareholder based on information regarding the Company and the industry in which the Company operates that is set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any supplement thereto, or is otherwise publicly available.

Each of the Selling Shareholders represents and warrants that certificates in negotiable form representing all of the Shares to be represented by the Offered ADSs to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to the Company, as custodian (the “Custodian”), and that such Selling Shareholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing the person indicated in Schedule 2 heretoi as such Selling Shareholder’s Attorney-in-fact (the “Attorney-in-Fact”) with authority, subject, in each case, to the restrictions set forth in the Power of Attorney, to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided herein, to authorize the delivery of the Offered ADSs to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorney-in-Fact by the Power of Attorney, are to that extent irrevocable.  Each of the Selling Share holders specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event.  If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Offered ADSs hereunder, certificates representing such Shares shall be deposited with the Depositary and the Offered ADSs representing such Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorney-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

6.             Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)           Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the Offered ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered ADSs by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)           Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Offered ADSs and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)            Blue Sky Compliance.  The Company will qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           Clear Market.  For a period of 180 days after the date of the Prospectus the Company will not (i) issue, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or ADSs, or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs, (ii) file, or announce the intention to file, any registration statement with respect to any Common Shares or ADSs, or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs, or (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or ADSs, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Shares or ADSs or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (i) the ADSs to be sold hereunder and the Shares represented thereby; (2) grants of employee share options, restricted share or other equity incentives pursuant to the Company’s share incentive plan existing on the date of the Prospectus which are described under the caption “Management — Share Incentive Plan” of the Prospectus and issuances of Common Shares upon the exercise of options granted under such share incentive plan; and (3) the conversion of the Company’s preferred shares into Common Shares upon the completion of this offering. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in Section 6(a) or a lock-up letter described in Section 8(r) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)            Depositary Side Letter.  The Company will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, waive or consent to any breach of any provision of, or fail to enforce, the Depositary Side Letter for a period of 180 days after the date of the Prospectus without the prior written consent of the Representatives.

(j)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Offered ADSs as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(k)           No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(l)            Exchange Listing.  The Company will use its best efforts to list, subject to notice of issuance, the ADSs on the NASDAQ.

(m)          Reports.  During the period of three years from the date of this Agreement, the Company will furnish to the Representatives, as soon as they are available, copies of its annual reports and, if applicable, its definitive proxy statements furnished to holders of the Shares or ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(n)           Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)           Filings.  The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(p)           Deposit of Shares. The Company will, prior to the Closing Date or the Additional Closing Date, as the case may be, deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Shares and ADSs delivered to the Underwriters at the Closing Date or the Additional Closing Date, as the case may be.

(q)           Taxes. The Company will indemnify and hold each Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivisions or tax authority thereof or therein, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offered ADSs, including the deposit of the Shares with the Depositary in accordance with the Deposit Agreement, and the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company under this Agreement to the Underwriters will be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made.

(r)                                    Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered ADSs, it will use its reasonable best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Common Shares, if any; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and for all other relevant purposes.

(s)                                  Directed Share Compliance.  The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved ADSs are offered in connection with the Directed Share Program.

(t)                                    Compliance with SAFE Rules and Regulations. The Company shall comply with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), and shall use its reasonable best efforts to cause its directors, officers, option holders and shareholders named in the Company’s share register that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(u)                                 Accounting Controls.  Each of the Company and its Group Entities shall undertake measures to implement, by the time such systems are required by the Exchange Act, systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)                                 Compliance with Laws.  The Company will comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable securities laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act.

7.                                       Further Agreements of the Selling Shareholders.  Each of the Selling Shareholders, severally and not jointly, covenants and agrees with each Underwriter that:

(a)                                  Clear Market.  Such Selling Shareholder will at all times comply with the terms of the lock-up agreements entered into in accordance with Section 8(r).

(b)                                 Deposit of Shares. Prior to the Closing Date or the Additional Closing Date, as the case may be, such Selling Shareholder will deposit, or cause to be deposited on its behalf, Shares with the Depositary in accordance with the provisions of the Deposit Agreement.

(c)                                  Transfer Taxes. Such Selling Shareholder will indemnify and hold each Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivision or taxing authority thereof or therein, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offered ADSs to be sold by such Selling Shareholder, including the deposit of the Shares with the Depositary in accordance with the Deposit Agreement by or on behalf of such Selling Shareholder, and the execution and delivery of this Agreement and the Deposit Agreement by or on behalf of such Selling Shareholder.

(d)                                 Tax Forms.  Each Selling Shareholder will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN, W-IMY or W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

8.                                       Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)                                  It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(g) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company and provide a copy of such term sheet to the Company prior to, or substantially concurrently with, the first use of such term sheet.

(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

9.                                       Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                  Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Representations and Warranties.  The respective representations and warranties of the Company[, the Principal Shareholder[s]] and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Shareholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of the Group Entities that are rated by a “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)                                  Officers’ Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such officers, the representations of the Company set forth in Sections 3(b), 3(c) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above; [(y) a certificate of each of the Principal Shareholder[s], in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of the Principal Shareholder[s] set forth in Sections 3(b), 3(c) and 3(d) hereof are true and correct, and (B) confirming that the other representations and warranties of the Principal Shareholder[s] in this Agreement are true and correct,] and (z) a certificate of each of the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representations of such Selling Shareholder set forth in Sections 5(f), 5(g) and 5(h) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Shareholder in this agreement are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date or the Additional Closing Date, as the case may be.

(f)                                    Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)                                 Opinion and 10b-5 Statement of United States Counsel for the Company.  Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(h)                                 Opinion of Cayman Islands Counsel for the Company. Maples and Calder, Cayman Islands counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(i)                                     Opinion of PRC Counsel for the Company. Zhong Lun Law Firm, PRC counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-3 hereto.

(j)                                     Opinion of United States Counsel for Ceyuan. Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel for Ceyuan, shall have furnished to the Representatives, at the request of Ceyuan, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-4 hereto.

(k)                                  Opinion of Cayman Islands Counsel for Ceyuan. Maples and Calder, Cayman Islands counsel for Ceyuan, shall have furnished to the Representatives, at the request of Ceyuan, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-5 hereto.

(l)                                     Opinion of United States Counsel for Google.  United States counsel for Google, shall have furnished to the Representatives, at the request of Google, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-6 hereto.

(m)                               Opinion and 10b-5 Statement of United States Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk and Wardwell LLP, United States counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(n)                                 Opinion of PRC Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of King & Wood, PRC counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(o)                                 Opinion of Counsel for the Depositary. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, with respect to such matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives to the effect set forth in Annex A-7 hereto.

(p)                                 No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any domestic or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs or the Shares represented thereby by the Company or the sale of the Offered ADSs or the Shares represented thereby by the Selling Shareholders; and no injunction or order of any domestic or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs or the Shares represented thereby by the Company or the sale of the Offered ADSs or the Shares represented thereby by the Selling Shareholders.

(q)                                 Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and any of the Group Entities in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(r)                                    Exchange Listing.  The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

(s)                                  Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and shareholders (including each of the Selling Shareholders), officers and directors and certain option holders of the Company relating to sales and certain other dispositions of Common Shares or ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(t)                                    Depositary Side Letter. The Depositary Side Letter shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(u)                                 Certificates at Closing Date. The Depositary shall have furnished or caused to be furnished to you at the Closing Date or Additional Closing Date, as the case may be, certificates satisfactory to you evidencing the deposit with it or its nominee of the Shares being so deposited against issuance of the Offered ADSs to be delivered by the Company and the Selling Shareholders at the Closing Date or Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of such Offered ADSs pursuant to the Deposit Agreement.

(v)                                 Adverse Developments in PRC Mergers and Acquisitions Rules. There shall not be any adverse legislative or regulatory developments related to the PRC Mergers and Acquisitions Rules and Related Clarifications which in the sole judgment of the Representatives (after consultation with the Company if practicable) would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered ADSs at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(w)                               Compliance with Section 5(a). The Company shall have complied with the provisions of Section 5(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement.

(x)                                   Payment of Commission Fees. The Company shall have paid the required Commission filing fees relating to the Shares and Offered ADSs in such amount and within the time frame provided in the Securities Act.

(y)                                 No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(z)                                   Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10.                                 Indemnification and Contribution.

(a)                                  Indemnification of the Underwriters by the Company [and Principal Shareholder[s]].  The Company [and the Principal Shareholder[s]] agree to[, jointly and severally,] indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

In addition, the Company agrees to indemnify and hold harmless Piper Jaffray & Co. and each of its affiliates, directors and officers and each person, if any, who controls Piper Jaffray & Co. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the failure of any Directed Share Participant to pay for and accept delivery of Reserved ADSs that the Directed Share Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Piper Jaffray & Co.

(b)                                 Indemnification of the Underwriters by the Selling Shareholders.  Each of the Selling Shareholders, severally in proportion to the number of ADSs to be sold by such Selling Shareholder hereunder and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Applicable Time Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below;  provided that in no event shall the indemnity provided by any Selling Shareholder under this Section 9 exceed the gross proceeds received by such Selling Shareholder from the sale of the Offered ADSs pursuant to this Agreement; provided further that Google’s indemnification obligations under this paragraph shall relate only to losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Google Information.

(c)                                  Indemnification of the Company[, the Principal Shareholder[s]] and the Selling Shareholders.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, [each of the Principal Shareholder[s],] and each of the Selling Shareholders to the same extent as the indemnity set forth in paragraphs (a) and (b) above, as applicable, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer

Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the Representatives’ legal names in the first paragraph, and the information contained in the third, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting.”

(d)                                 Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by the Attorney-in-Fact.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)                                  Contribution.  If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Shareholders from the sale of the Offered ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered ADSs.  The relative fault of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or to information supplied by the Underwriters or J.P. Morgan Securities LLC, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the ADSs purchased by such Underwriter.

(f)                                    Limitation on Liability.  The Company, the Principal Shareholder[s], the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall (i) an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) a Selling Shareholder be required to contribute any amount in excess of the gross proceeds received by such Selling Shareholder from the sale of the Offered ADSs pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(g)                                 Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11.                                 Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

12.                                 Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE, the American Stock Exchange, The Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, the Shanghai Stock Exchange or the Shenzhen Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or PRC authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States and the PRC, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares or Offered ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

13.                                 Defaulting Underwriter.

(a)                                  If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms.  If other persons become obligated or agree to purchase the

ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of ADSs to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company and the Selling Shareholders will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

14.                                 Payment of Expenses.

(a)                                  [Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the ADSs and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the ADSs under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing of the ADSs on the NASDAQ.]

The Underwriters will not be responsible for any cost or expense incurred by the Company or any Selling Shareholder in connection with their performance of their respective obligations hereunder.

(b)                                 [If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Shareholders for any reason fail to tender the ADSs for delivery to the Underwriters or (iii) the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.]

[(c)          The Underwriters, on a pro rata basis, covenant and agree with the Company that the Underwriters will reimburse the Company of up to US$      in connection with the offering of the ADSs.]

15.                                 Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16.                                 Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.

17.                                 Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities

Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

18.                                 Submission to Jurisdiction; Appointment of Agent for Service.

(a)                                  Each of the Company[, the Principal Shareholder[s],] and the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the ADSs. Each of the Company[, the Principal Shareholder[s]] and the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any of the Company[, the Principal Shareholder[s]] or the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company[, the Principal Shareholder[s]] and such Selling Shareholder, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)                                 The Company [and the Principal Shareholder[s]] hereby irrevocably appoint Law Debentures Corporate Services Inc. now at 400 Madison Avenue, 4th Floor, New York, New York 10017, and each of the Selling Shareholders appoints the person indicated on Schedule 2 hereto, as their respective agents for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company[, the Principal Shareholder[s]] and the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company[, the Principal Shareholder[s]] and the Selling Shareholders represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Company[, the Principal Shareholder[s]] and the Selling Shareholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19.                                 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Company[, the Principal Shareholder[s]] and the Selling Shareholders with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Company[, the Principal Shareholder[s]] and the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company[, the Principal Shareholder[s]] or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

20.                                 Miscellaneous.

(a)                                  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, fax: (212) 622-8358, and Deutsche Bank Securities Inc., 60 Wall Street, New York, N.Y. 10005, Attention: Equity Capital Markets Syndicate, fax: (212) 797 9344.  Notices to the Company shall be given to it at Xunlei Limited, 7th Floor, Building 11, Shenzhen Software Park II, Shenzhen High-Tech Park, Shenzhen 518057, People’s Republic of China (fax: 86 (10) [            ]); Attention: Chief Financial Officer. [Notices to the Principal Shareholder[s] shall be given to it at Xunlei Limited, 7th Floor, Building 11, Shenzhen Software Park II, Shenzhen High-Tech Park, Shenzhen 518057, People’s Republic of China (fax: 86 (10) [            ]); Attention: Sean Shenglong Zou.] Notices to the Selling Shareholders shall be given to the Attorney-in-Fact at Xunlei Limited, 7th Floor, Building 11, Shenzhen Software Park II, Shenzhen High-Tech Park, Shenzhen 518057, People’s Republic of China (fax: 86 (10) [            ]); Attention: Sean Shenglong Zou.

(c)                                  Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                    Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of the page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

XUNLEI LIMITED

By:
Name:
Title:

PRINCIPAL SHAREHOLDER[S]

By:
Name: Sean Shenglong Zou

By:
Name: Hao Cheng

SELLING SHAREHOLDERS

By:
Name:
Title:

By:
Name:
Title:

As Attorney-in-Fact acting on
behalf of each of the Selling
Shareholders named in
Schedule 2 to this Agreement.

Accepted: , 2011

J.P. MORGAN SECURITIES LLC

By:
Name:
Title: Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

2

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities LLC

Deutsche Bank Securities Inc.

Cowen and Company LLC

Needham and Company LLC

Stifel, Nicolaus & Company, Incorporated

Total

Schedule 2

Selling Shareholders:	Number of Underwritten ADSs:	Number of Option ADSs	Agent for Service of Process:
Ceyuan Ventures I, L.P.
Ceyuan Ventures Advisors Fund, LLC
Google Inc.

Attorney-in-Fact for the Selling Shareholders:  Sean Shenglong Zou

Annex A-1

Opinion and 10b-5 Statement of United States Counsel for the Company

[To come]

Annex A-2

Opinion of Cayman Islands Counsel for the Company

[To come]

Annex A-3

Opinion of PRC Counsel for the Company

[To come]

Annex A-4

Opinion of United States Counsel for Ceyuan

[To come]

Annex A-5

Opinion of Cayman Islands Counsel for Ceyuan

[To come]

Annex A-6

Opinion of United States Counsel for Google

[To come]

Annex A-7

Opinion of Counsel for the Depositary

 [To come]

Annex B

a.  Pricing Disclosure Package

1.               Issuer Free Writing Prospectus dated                         , 2011, filed with the Securities and Exchange Commission on                         , 2011.

Annex C

Xunlei Limited

Pricing Term Sheet

[None]

Exhibit A

FORM OF LOCK-UP AGREEMENT

           , 2011

J.P. MORGAN SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY  10179

Re:          Xunlei Limited — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Xunlei Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”) and the Selling Shareholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (“ADSs”) representing common shares, par value US$0.00025 per share, of the Company (the “Common Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the ADSs, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs (including without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or ADSs or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock without the prior written consent of the Representatives, in each case other than (A) the ADSs and the Common Shares represented thereby to be sold by the undersigned pursuant to the Underwriting Agreement, if any, (B) transfers of Common Shares as a bona fide gift or gifts, or through will or intestacy, or to an immediate family member or trust or entity beneficially owned and controlled by the undersigned, and (C) distributions of  Common Shares to members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (B) or (C), each donee, distributee, or tranferee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Schedule 13D or 13G to the extent required by law). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed ADSs or Common Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ADSs or Common Shares, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or ADSs or any security convertible into or exercisable or exchangeable for Common Shares or ADSs.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the

2

issuance of the earnings release or the announcement of the material news or the occurrence of the material event.

In furtherance of the foregoing, the Company, the Depositary and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall be released from all obligations under this agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this agreement.

3

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF LOCK-UP PARTY]

By:
Name:
Title:

4

Exhibit B

FORM OF WAIVER OF LOCK-UP

Xunlei Limited

Public Offering of American Depositary Shares

representing Common Shares

, 201

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Xunlei Limited (the “Company”) of                    American Depositary Shares (“ADS”) represented by common shares, par value $0.00025 per share (the “Common Shares”), of the Company and the lock-up letter dated                 , 2011 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                     , 201  , with respect to                        [ADSs] [Common Shares] (the “Securities”).

J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Securities, effective                     , 201   ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[remainder of page intentionally left blank]

Your very truly,

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:	Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:	Authorized Signatory

By:
Name:
Title:	Authorized Signatory

[Signature page to Xunlei Limited Lock-up Letter [Release] [Waiver]]

2

Exhibit C

FORM OF PRESS RELEASE

Xunlei Limited

[Date]

Xunlei Limited (the “Company”) announced today that J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., the joint book-running managers in the Company’s recent public sale of                    American depositary shares representing common shares, is [waiving] [releasing] a lock-up restriction with respect to                      [American depositary shares] [common shares] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                     , 201   and the [American depositary shares] [common shares] may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.